Exhibit 24


   POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Integra Financial Corporation and each person whose signature appears below constitutes and appoints Charles R. Skillington and Robert H. Stevenson, jointly and severally, his or her attorneys-in-fact, each with power of substitution, for him or her in any and all capacities, to sign an Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 1995, and any amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

   SIGNATURES                                      TITLE

        INTEGRA FINANCIAL CORPORATION              Registrant

   By:   /s/ William F. Roemer
         William F. Roemer
         Chairman of the Board and
         Chief Executive Officer



   /s/ William F. Roemer                             Chairman of the Board and
   William F. Roemer                   Chief Executive Officer
                                       (Principal Executive Officer)



   /s/ Gary E. Wolbert                                Executive Vice President
   and
   Gary E. Wolbert                     Chief Financial Officer
                                       (Principal Financial and
                                       Accounting Officer)


   /s/ James S. Beckwith, III                        Director
   James S. Beckwith, III


   /s/ James S. Broadhurst                           Director
   James S. Broadhurst


   /s/ Leonard M. Carroll                            Director
   Leonard M. Carroll


   /s/ Carl D. Doverspike                            Director
   Carl D. Doverspike



   /s/ James E. Feeney                               Director
   James E. Feeney


   /s/ William A. Freeman                            Director
   William A. Freeman


   /s/ Walter J. Greenleaf, Jr.                      Director
   Walter J. Greenleaf, Jr.


   /s/ Stanley R. Gumberg                            Director
   Stanley R. Gumberg


   /s/ John G. Koedel, Jr.                           Director
   John G. Koedel, Jr.


   /s/ Robert F. Patton                              Director
   Robert F. Patton


   /s/ Robert A. Paul                                Director
   Robert A. Paul


   /s/ Michael A. Schuler                            Director
   Michael A. Schuler


   /s/ Henry B. Suhr, Jr.                            Director
   Henry B. Suhr, Jr.


   /s/ Robert K. Wagner                              Director
   Robert K. Wagner


   /s/ Phillips Wiegand                              Director
   Phillips Wiegand


   /s/ Margot B. Woodwell                            Director
   Margot B. Woodwell




   Dated:  January 24, 1996